EXECUTION VERSION

SLC STUDENT LOAN TRUST 2010-1

SUBSERVICING AGREEMENT

between

SALLIE MAE, INC.,

as Subservicer

and

THE STUDENT LOAN CORPORATION,

as Servicer

Dated as of December 31, 2010

TABLE OF CONTENTS

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ATTACHMENT A	SUBSERVICER REPORTS

ATTACHMENT B-1	FILE LOCATIONS

ATTACHMENT B-2	FILE LOCATIONS

ATTACHMENT C	FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY SERVICER

ATTACHMENT D	FORM OF ANNUAL CERTIFICATION

ATTACHMENT E	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

ATTACHMENT F	LIMITED POWER OF ATTORNEY

ATTACHMENT G	SERVICER RESPONSIBILITIES

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SUBSERVICING AGREEMENT

This Subservicing Agreement (this "Agreement") is entered into as of December 31, 2010 between SALLIE MAE, INC., as subservicer (in such capacity, the "Subservicer"), and THE STUDENT LOAN CORPORATION ("SLC"), as servicer (in such capacity, the "Servicer").

WHEREAS, the Servicer provides servicing functions for SLC Student Loan Trust 2010-1, (the "Issuer") that include servicing and holding student loans which are guaranteed under a guarantee program established pursuant to the requirements of the Higher Education Act of 1965, as amended (the "Student Loans");

WHEREAS, such services are provided by the Servicer to the Issuer pursuant to the Servicing Agreement dated as of July 6, 2010 (the "Servicing Agreement"), by and between (i) the Servicer, (ii) the Issuer and (iii) SLC, not in its individual capacity but solely in its capacity as administrator (in such capacity, the "Administrator") under the Administration Agreement dated as of July 6, 2010 (the "Administration Agreement"), among the Issuer, SLC Student Loan Receivables I, Inc. (the "Depositor"), the Administrator and the Servicer;

WHEREAS, the servicing obligations with respect to the Student Loans are currently sub-contracted by the Servicer to Citibank (South Dakota), National Association ("CSD") pursuant to that certain Subservicing Agreement, dated as of July 6, 2010 (the "Existing Subservicing Agreement"), between SLC as Servicer, and CSD as subservicer (the "Existing Subservicer");

WHEREAS, the Servicer and the Existing Subservicer desire to terminate the Existing Subservicing Agreement and replace the Existing Subservicer with the Subservicer on the terms and conditions contained herein, and the Subservicer is willing to obligate itself to undertake to fulfill all obligations of SLC as Servicer under the Servicing Agreement and CSD as Existing Subservicer under the Existing Subservicing Agreement, effective as of the date hereof; provided, however, that until the expiration of a transition period the Existing Subservicer will agree to continue to perform all such servicing obligations (such period being referred to as the "Transition Period", and the last date of such Transition Period being referred to as the "Conversion Date");

WHEREAS, the promissory notes evidencing the Trust Student Loans and other files and records related thereto are currently held by CSD as custodian for the benefit of U.S. Bank National Association, as indenture trustee (the "Indenture Trustee") on behalf of the Noteholders and various other secured parties described in the Indenture (as described below) (collectively, the "Secured Parties") pursuant to the Custody Agreement dated as of July 6, 2010 (the "Custody Agreement") by and among the Issuer, Citibank, N.A., as eligible lender trustee on behalf of the Issuer (in such capacity, the "Eligible Lender Trustee"), the Indenture Trustee and the Servicer;

WHEREAS, the Servicer desires that the Custodian assign its obligations under the Custody Agreement to the Subservicer and the Subservicer desires to assume such obligations and the Custodian shall, therefore, deliver the Student Loan Notes (including any electronic records evidencing the same) and other related documents to the Subservicer (or its designee) to be held and maintained pursuant to the terms and conditions set forth herein and after all such

Student Loan Notes and other related documents have been delivered to the Subservicer in accordance with Section 3.1 hereof, the Custody Agreement will be terminated;

WHEREAS, the Servicer, the Existing Subservicer and the Subservicer are simultaneously with the execution and delivery of this Agreement entering into the Sub-Subservicing Agreement dated as of the date hereof (the "Sub-Subservicing Agreement") to provide for the sub-contracting of all servicing and custodial obligations required to be performed by the Servicer and the Subservicer under the Servicing Agreement and this Agreement with respect to the Student Loans for the duration of the Transition Period;

WHEREAS, Issuer has issued notes (the "Notes") pursuant to the Indenture dated as of July 6, 2010 (the "Indenture"), by and among the Issuer, the Indenture Trustee and Citibank, N.A., as indenture administrator (in such capacity, the "Indenture Administrator"), and the Eligible Lender Trustee, which Notes are payable from the assets of the Issuer;

WHEREAS, the Subservicer is engaged in the business of providing, among other things, loan servicing and custody services for Student Loans;

WHEREAS, the Servicer wishes to retain the Subservicer to (i) service all Student Loans owned by the Issuer as beneficial owner which are required to be serviced, and currently are serviced, by the Servicer under the Servicing Agreement and/or the Existing Subservicer under the Existing Subservicing Agreement (the "Subserviced Student Loans") and to perform all other obligations of the Servicer under the Servicing Agreement, and (ii) maintain files and records on the Indenture Trustee's behalf (for the benefit of the Noteholders and the other Secured Parties) and holding therein the Subserviced Student Loan Files (as defined herein) as shall be received by the Subservicer from the Servicer and the Subservicer wishes to undertake the obligation to service all such Subserviced Student Loans and maintain custody of all such Subserviced Student Loan Files in accordance with the requirements of the Higher Education Act of 1965, as amended, regulations promulgated thereunder by the Department (collectively, the "Higher Education Act") and requirements issued by any applicable Guarantor on as both shall mutually agree and under the terms hereinafter set forth;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Servicer and the Subservicer agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

Section 1.1           Definitions and Usage.  Capitalized terms used herein and not defined in this Agreement (including Recitals) shall have the meanings ascribed thereto in Appendix A to the Indenture, which also contains rules of usage and construction that shall be applicable herein. Whenever used in this Agreement, the following words and phrases shall have the following meanings unless the context otherwise requires.

"Applicable Servicing Criteria" has the meaning given to such term in Attachment E.

"Borrowers" has the meaning given to such term in Section 2.2.

"Depositor Agreement" means the agreement dated as of December 31, 2010, by and among SLC, the Depositor, CSD, Sallie Mae, Inc., SLM Education Credit Finance Corporation and Citibank, N.A., in its individual capacity and in its capacity as Indenture Administrator, pursuant to which the parties thereto have agreed to provide assistance and information to the Depositor to facilitate the performance of certain of the Depositor's reporting obligations.

"Effective Date" means the date hereof.

"Higher Education Act" has the meaning given to such term in the Recitals.

"Initial Distribution Date" means the first Distribution Date occurring after the calendar month of the Effective Date.

"Initial Monthly Servicing Payment Date" means the Monthly Servicing Payment Date occurring in the first calendar month after the calendar month of the Effective Date.

"Issuer" has the meaning given to such term in the Recitals.

"Student Loan Note" means the promissory note or notes of a Borrower and any amendment thereto evidencing the Borrower's obligation with regard to a loan or the electronic records evidencing the same.

"Subserviced Student Loan Files" has the meaning given to such term in Section 3.1.

"Subserviced Student Loans" has the meaning given to such term in the Recitals.

"Subservicer Default" has the meaning given to such term in Section 6.1.

"Subservicing Carryover Fee" means, with respect to each Monthly Servicing Payment Date beginning with the Initial Monthly Servicing Payment Date, the Carryover Servicing Fee received by the Servicer or its designee for the Subserviced Student Loans with respect to such Monthly Servicing Payment Date.

"Subservicing Fee" means (1) with respect to each Monthly Servicing Payment Date beginning with the Initial Monthly Servicing Payment Date, the Primary Servicing Fee received by the Servicer or its designee for the Subserviced Student Loans with respect to such Monthly Servicing Payment Date, plus (2) any amounts remitted to the Servicer from the Collection Account pursuant to Section 2.7(d) of the Administration Agreement to reimburse the Subservicer (to the extent of Available Funds) for any net payments made by the Subservicer on behalf of the Issuer to the Department in respect of special allowance payment rebates pursuant to Section 4.8 of this Agreement; provided that in the case of that portion of the Subservicing Fee calculated pursuant to the preceding clause (1) with respect to the Initial Monthly Servicing Payment Date, the Subservicer will be entitled only to a pro rata portion of the Subservicing Fee for the number of days in the preceding calendar month from, and including, the Effective Date to, but excluding, the last day of such month.

ARTICLE II

ENGAGEMENT AND COMPENSATION

Section 2.1          Effective Date.

(a)           This Agreement shall not be effective until the Effective Date, and no party to this Agreement shall have any rights, duties, responsibilities, liabilities or other obligations under this Agreement prior to the Effective Date; provided, that during the Transition Period, through and including the Conversion Date, the Subservicer may, at its option, appoint and sub-contract all or some of its duties, responsibilities and obligations hereunder (including to the Existing Subservicer) pursuant to the terms and conditions of the Sub-Subservicing Agreement.  The Subservicer shall provide written notice to the Servicer of the occurrence of the Conversion Date on the date that the Sub-Subservicing Agreement has been terminated.

(b)           The Servicer and the Existing Subservicer hereby agree to terminate the Existing Subservicing Agreement, effective as of the Effective Date, and hereby waive any provisions requiring prior notice of termination in the Existing Subservicing Agreement.

Section 2.2         Engagement of the Subservicer

(a)           The Servicer hereby authorizes and appoints the Subservicer to act as its agent for the limited purpose of servicing the Subserviced Student Loans, performing all other obligations of the Servicer under the Servicing Agreement and the Administration Agreement (other than those specifically enumerated on Attachment G) and maintaining custody of the Subserviced Student Loan Files on behalf of the Indenture Trustee (for the benefit of the Noteholders and the other Secured Parties); and the Administrator and the Subservicer hereby consent to such appointment.  Subject to the proviso set forth in Section 2.1 above, the Subservicer agrees to perform such functions in compliance with all requirements of the Higher Education Act and all other applicable laws and regulations, and in accordance with the terms and conditions of this Agreement and the Servicing Agreement, the Administration Agreement and the Guarantee Agreements related to the Issuer.

(b)           The authorization granted by this Agreement includes, but is not limited to, correspondence and communication with any Guarantor or the Department regarding the Subserviced Student Loans, the assignment of claims to any Guarantor or insurer, communication with borrowers under the Subserviced Student Loans (the "Borrowers") and any other communication, correspondence, signature or other act required to service the Subserviced Student Loans in accordance with requirements of the Higher Education Act or regulations promulgated by any Guarantor.

(c)           If the Servicer is required to take any action or if it is advisable that the Servicer take any action (in each case, as enumerated on Attachment G hereto) in connection with the Servicing Agreement or the other Basic Documents, the Servicer shall consult with and shall take such action or refrain from acting, in either case, as instructed in writing by the Subservicer and the Subservicer agrees to indemnify the Servicer and hold the Servicer harmless for actions taken or not taken in accordance with the Subservicer's written instruction.  The

Servicer further agrees and covenants that in recognition of the indemnities provided to the Servicer under Section 5.2.B. hereof and absent the occurrence of a Subservicer Default hereunder (not attributable to the Servicer) or such action being illegal or resulting in a breach of the Servicer's duties or obligations under the Basic Documents, the Servicer shall (i) execute and deliver all amendments to, consents, waivers and other approvals under the Basic Documents to which it is a party (or pursuant to which such consents or approvals of the Servicer may be required from time to time) at the written instruction and direction of the Subservicer and (ii) take such other action reasonably necessary to effect the purposes of this Agreement as the Subservicer may reasonably request in writing.

Section 2.3         Assignment of Optional Purchase Right.

(a)           The Servicer hereby irrevocably assigns to the Subservicer its rights under Section 6.1 of the Administration Agreement to instruct the Eligible Lender Trustee to purchase on behalf of and at the direction of the Servicer the Trust Estate (other than the Trust Accounts) as of the last day of any Collection Period immediately preceding a Distribution Date as of which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (such optional purchase right, the "Clean-Up Call").  The Servicer further covenants not to exercise the Clean-Up Call except as directed in writing by the Subservicer and shall, if requested in order to facilitate exercise of the Clean-Up Call by the Subservicer, and in consideration for the indemnification provided in Section 5.2.B. hereof, sign a notice, prepared by the Subservicer, notifying the Depositor, the Issuer and the Indenture Trustee that the Servicer is exercising the Clean-Up Call, on behalf of and for the sole benefit of, the Subservicer.  Subject to the provisions of Section 6.1 of the Administration Agreement, the Subservicer shall exercise such right by (i) notifying the Servicer, the Depositor, the Issuer, the Indenture Trustee and the Indenture Administrator in writing, that the Subservicer, on behalf of the Servicer is exercising such option, and (ii) depositing in the Collection Account an amount equal to the aggregate Purchase Amount for the Subserviced Student Loans and the related rights with respect thereto in accordance with the requirements set forth in Section 6.1 of the Administration Agreement.  The Subservicer agrees to immediately acquire the Trust Estate on the related Distribution Date.

Section 2.4         Compensation of the Subservicer

(a)           Commencing on and including the Effective Date, the Subservicer shall be entitled to receive the Subservicing Fee as compensation for its services hereunder.  The Servicer hereby authorizes the Subservicer and the Sub-Administrator to direct the Indenture Administrator to remit (after the occurrence of the Effective Date) from the Primary Servicing Fee the amount equal to the Subservicing Fee to the Subservicer, beginning on the Initial Monthly Servicing Payment Date in accordance with written payment instructions to be provided to the Indenture Administrator by the Subservicer at least five (5) Business Days prior to the Initial Monthly Servicing Payment Date.

(b)           The Subservicer acknowledges that (i) the Issuer shall be entitled to receive all payments of principal, interest and late charges received with respect to the Subserviced Student Loans and (ii) the Subservicer shall have no right to retain such amounts as payment of any fees due the Subservicer from the Servicer under the terms of this Agreement.

(c)           Commencing on and including the Effective Date, the Subservicer shall be entitled to Subservicing Carryover Fees, which will be subject to increase in accordance with Section 4.8 hereof.  The Servicer hereby authorizes the Subservicer and the Sub-Administrator to direct the Indenture Administrator to remit from the Carryover Servicing Fee the amount equal to the Subservicing Carryover Fee to the Subservicer, beginning on the Initial Distribution Date in accordance with written payment instructions to be provided to the Indenture Administrator by the Subservicer at least five (5) Business Days prior to the Initial Distribution Date.  In the event that the Effective Date does not occur on the last day of a Collection Period, on the Initial Distribution Date the Subservicer shall be entitled to a pro rata portion of the Subservicing Carryover Fees for the number of days in such Collection Period from, and including, the Effective Date.  Notwithstanding anything to the contrary herein or in any other Basic Document, the Subservicer shall be entitled to receive any Subservicing Carryover Fee on any Distribution Date only to the extent that sufficient funds are available to pay the Carryover Servicing Fee pursuant to Section 2.8(f) of the Administration Agreement or Section 5.4(b) priority fifth of the Indenture.

ARTICLE III

Section 3.1         Custody of Subserviced Student Loan Files.  To assure uniform quality in servicing the Subserviced Student Loans and to reduce administrative costs, the Issuer  hereby revocably appoints the Subservicer to act as custodian and the Subservicer hereby agrees to act as successor custodian and to maintain an account on the Indenture Trustee's behalf (for the benefit of the Noteholders and other Secured Parties) and holding therein the following documents or instruments (collectively the "Subserviced Student Loan Files"):

(a)           the original fully executed copy of the Student Loan Note (or all electronic records evidencing the same) evidencing the Subserviced Student Loan; and

(b)           any and all other documents and computerized records that the Subservicer shall keep on file, in accordance with its customary procedures, relating to such Subserviced Student Loan or any obligor with respect thereto;

which will be deemed to be constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to each Subserviced Student Loan; provided, that during the Transition Period, through and including the Conversion Date, the Subservicer hereby appoints and sub-contracts its duties as custodian hereunder to the Existing Subservicer (in its capacity as Sub-Subservicer) pursuant to the terms and conditions of the Sub-Subservicing Agreement.

In connection with the appointment of the Subservicer as custodian, the Indenture Trustee, the Eligible Lender Trustee and the Servicer hereby authorize the Existing Subservicer to release any Student Loan Notes to the Subservicer and to deliver such Student Loan Notes to the Subservicer for any Trust Student Loans for which the Subservicer has assumed the servicing responsibilities from the Sub-Subservicer or as requested by the Subservicer.  Upon delivery of all Student Loan Notes held by the Existing Subservicer and with prior written notice to the Indenture Trustee and the Indenture Administrator, the Custody Agreement, dated as of July 6, 2010, by and among the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Servicer

and the Existing Subservicer as Custodian,  shall be deemed terminated without any further action by the Custodial Parties (as defined below).

The Subservicer shall provide a receipt upon delivery of any Student Loan Notes to the Existing Subservicer, the Servicer, the Issuer, the Indenture Trustee and the Indenture Administrator within five (5) Business Days after delivery.

Except in accordance with usual and customary servicing practices or in connection with the filing of a claim under a Guarantee Agreement, the Subservicer and its sub-custodian, if any, shall not release any Subserviced Student Loan Files except with the written consent of the Indenture Trustee or the Indenture Administrator.  Upon an appropriate receipt of such written consent for each withdrawal, the Subservicer shall deliver the withdrawn Subserviced Student Loan Files to the Indenture Trustee (or as otherwise instructed by the Issuer with the written consent of the Indenture Trustee or the Indenture Administrator).

No modification of this Article III shall be valid unless made by written agreement, executed and approved by the Subservicer, the Issuer, the Eligible Lender Trustee, the Indenture Trustee (collectively, the "Custodial Parties"), the Servicer and, before the Conversion Date, the Existing Subservicer.  This Article III may be amended at any time, in such manner as may be mutually agreed upon in writing by the Custodial Parties; the Subservicer shall promptly provide notice of any such amendment to the Rating Agencies.  The Indenture Trustee may terminate the Subservicer's appointment as custodian upon thirty (30) days written notice to the Custodial Parties; whereupon all Student Loan Notes shall be delivered to the Indenture Trustee (or as otherwise instructed by the Indenture Trustee) upon an appropriate receipt.  The provisions in this Article III shall not be terminated by the Issuer without the prior written consent of the Indenture Trustee, the Indenture Administrator and the Subservicer (and in the case of any such termination, all Student Loan Notes shall be delivered to the Indenture Trustee (or as otherwise instructed by the Indenture Trustee)).  In any event, this Section 3.1 will terminate upon the termination of the Indenture, whereupon all Student Loan Notes shall be delivered to (or upon the orders of) the Issuer or the Eligible Lender Trustee.

The Subservicer may rely absolutely upon the genuineness and authorization of the signature and purported signature of any person reasonably believed by it to be an authorized representative of the Servicer, the Indenture Trustee or the Indenture Administrator, upon any instruction, notice, release, request, affidavit, or other document delivered to it (to the extent that the delivery of any such instruction, notice, release, request, affidavit, or other document by such person is permitted or otherwise within the scope of such person's rights or duties as set forth in this Agreement), including without limitation any such document delivered by facsimile transmission.

Section 3.2         Duties of Servicer as Custodian.  The Subservicer shall hold the Subserviced Student Loan Files, including any electronic records evidencing the promissory notes of the Borrowers and maintain such accurate and complete accounts, records and computer systems pertaining to each Subserviced Student Loan File, including any electronic records evidencing the promissory notes of the Borrowers, as shall enable the Servicer to comply with the Servicing Agreement.  In performing its duties as custodian the Subservicer shall act with reasonable care, using that degree of skill and attention that the Subservicer exercises with respect to similar student loan files relating to similar student loans that the Subservicer services on behalf of various entities and shall ensure that it fully complies with all applicable federal and state laws, including the Higher Education Act and any applicable e-sign laws, with respect thereto.  The Subservicer shall take all actions necessary with respect to the Subserviced Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in order to enable the Servicer and the Issuer to verify the accuracy of the Subservicer's record keeping with respect to the Subservicer's obligations as custodian hereunder.  To the extent that the Subservicer does not have possession of all of the electronic records evidencing the promissory notes of the Borrowers, the Subservicer shall maintain such agreements as are necessary for any third-party having possession of such records to be deemed to be its sub-custodian, including, but not limited to, an agreement to maintain such electronic records as required under the Higher Education Act or any applicable e-sign laws for the period of time required by such laws or as may be necessary to enforce such promissory notes of the Borrowers; provided, that any failure by the Subservicer to maintain such electronic records or agreements which is caused by the failure of CSD to deliver such electronic records to the Subservicer or its designee shall not constitute a Subservicer Default; provided, that the Subservicer notifies CSD of such failure after discovery thereof.  The Subservicer shall promptly report to the Servicer, the Issuer, the Administrator, the Indenture Trustee, the Rating Agencies and the Indenture Administrator any material failure on its part to hold the Subserviced Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.  Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee, the Indenture Trustee or the Indenture Administrator of the Subserviced Student Loan Files.  If it is necessary to preserve the interests of the Noteholders and the Trust in the Subserviced Student Loan Files or at the request of the Administrator, the Subservicer shall transfer physical possession of the notes evidencing the Subserviced Student Loan Files to the Indenture Trustee, the Indenture Administrator or any other custodian for any of them, the cost of which transfer shall be borne by the Sub-Administrator.

Section 3.3         Maintenance of and Access to Records.  The Subservicer shall maintain each Subserviced Student Loan File in a locked secured place at one of its offices specified in Attachment B-1 to this Agreement, at one of the offices of the Existing Subservicer specified in Attachment B-2 or at such other office or storage facility as shall be consented to by the Issuer upon written notice to the Issuer.  Upon reasonable prior notice, the Subservicer shall make available to the Issuer and the Servicer or their respective duly authorized representatives, attorneys or auditors a list of locations of the Subserviced Student Loan Files and the related accounts, records and computer systems maintained by the Subservicer at such times during normal business hours as the Issuer shall instruct.

Section 3.4         Release of Documents.  Upon written instruction from the Indenture Administrator, the Servicer or the Indenture Trustee, the Subservicer shall release any Subserviced Student Loan Files to the Indenture Administrator, the Indenture Trustee or the Servicer, as the case may be, at such place or places as the Indenture Administrator, the Indenture Trustee or the Servicer, as the case may be, may reasonably designate, as soon as practicable.  The Indenture Administrator, the Indenture Trustee or the Servicer, as the case may be, shall cooperate with the Subservicer to provide the Subservicer with access to the Subserviced Student Loan Files in order for the Subservicer to continue to service the

Subserviced Student Loans after the release of the Subserviced Student Loan Files.  In the event the Subservicer is not provided access to the Subserviced Student Loan Files, the Subservicer shall not be deemed to have breached its obligations pursuant to Section 4.1, 4.2, 4.3 or 4.4 if it is unable to perform such obligations due to its inability to have access to the Subserviced Student Loan Files.  The Subservicer shall not be liable for any losses with respect to the servicing of such Subserviced Student Loans arising after the release of the related Subserviced Student Loan Files to the extent the losses are attributable to the Subservicer's inability to have access to the related Subserviced Student Loan Files.

Section 3.5         Instructions; Authority to Act.  The Subservicer shall be deemed to have received proper instructions with respect to the Subserviced Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee or the Indenture Administrator or an Authorized Officer of the Servicer.

Section 3.6         Effective Period and Termination.  Subject to the proviso at the end of the first paragraph of Section 3.1 above, Sallie Mae, Inc.'s appointment as custodian shall become effective as of the Effective Date and shall continue in full force and effect for so long as Sallie Mae, Inc. shall remain the Subservicer hereunder.  If Sallie Mae, Inc. or any successor subservicer shall resign as Subservicer in accordance with the provisions of this Agreement or if all the rights and obligations of Sallie Mae, Inc. or any such successor subservicer shall have been terminated under Section 6.1, the appointment of Sallie Mae, Inc. or such successor subservicer as custodian shall be terminated simultaneously with the effectiveness of such resignation or termination.  On or prior to the effective date of any resignation or termination of such appointment, the Subservicer shall deliver the Trust Student Loan Files to the successor subservicer in accordance with the written instructions of the Servicer, the Indenture Administrator or the Indenture Trustee.  In establishing an effective date for the termination of the Subservicer as custodian of the Trust Student Loan Files, the parties shall provide for a reasonable period for the Subservicer to deliver the Trust Student Loan Files to its designated successor.

ARTICLE IV

Section 4.1         Assumption of Duties; Duties of Subservicer.

A.           The Subservicer hereby assumes all obligations of the Servicer under the Servicing Agreement and the Administration Agreement (other than those specifically enumerated on Attachment G).  Accordingly, notwithstanding anything to the contrary herein, the Servicer shall have no responsibility to perform any task, obligation or duty or to take any action under this Subservicing Agreement or in connection with the Student Loans nor may the Subservicer require the Servicer to perform any task, obligation or duty or to take any action under the Servicing Agreement or the Administration Agreement or in connection with the Subserviced Student Loans other than those specifically enumerated on Attachment G.

B.           The Subservicer, for the benefit of the Servicer and the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Subserviced Student Loans, and shall perform all other obligations of the Servicer under the Servicing Agreement and the Administration Agreement except for those specifically enumerated on Attachment G), in each case with reasonable care, using that degree of skill and attention that the Subservicer exercises with respect to similar student loans that it services, beginning on the Effective Date until the Subserviced Student Loans are paid in full.  Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Subservicer shall manage, service, administer and make collections with respect to the Subserviced Student Loans (including the collection of any Interest Subsidy Payments and Special Allowance Payments on behalf of the Owner Trustee) in accordance with, and otherwise comply with, all applicable federal and state laws, including all applicable rules, regulations and other requirements of the Higher Education Act and the applicable Guarantee Agreements, the failure to comply with which would adversely affect the eligibility of one or more of the Subserviced Student Loans for federal reinsurance or Interest Subsidy Payments or Special Allowance Payments or one or more of the Subserviced Student Loans for receipt of Guarantee Payments.

The Subservicer's duties shall include, but shall not be limited to, collection and posting of all payments, responding to inquiries of borrowers on such Subserviced Student Loans (the "Borrowers"), monitoring Borrowers' status, making required disclosures to Borrowers, performing due diligence with respect to Borrower delinquencies, sending payment coupons to Borrowers and otherwise establishing repayment terms, reporting tax information to Borrowers, if applicable, accounting for collections and furnishing monthly statements with respect thereto to the Administrator and the Issuer.  The Subservicer shall follow its customary standards, policies and procedures in performing its duties as subservicer.  Without limiting the generality of the foregoing, the Subservicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Indenture Administrator, and the Noteholders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Subserviced Student Loans; provided, however, that the Subservicer agrees that it will not (a) permit any rescission or cancellation of a Subserviced Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Indenture Trustee, the Indenture Administrator and the Owner Trustee, provided, however, that the Subservicer may write off any delinquent Subserviced Student Loan if the remaining balance of the Borrower's account is less than $50 or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Subserviced Student Loan except pursuant to any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of Student Loans; provided further, however, that the Subservicer shall not agree to any reduction of yield with respect to any Subserviced Student Loan (either by reducing Borrower payments or reducing principal balance) except as permitted in accordance with Section 4.13.  The Servicer, on behalf of the Issuer (pursuant to the power of attorney granted to the Servicer in Section 3.1 of the Servicing Agreement), hereby grants a power of attorney and all necessary authorization to the Subservicer to maintain any and all collection procedures with respect to the Subserviced Student Loans, including filing, pursuing and recovering claims with the Guarantors for Guarantee Payments and with the Department for Interest Subsidy Payments and Special Allowance Payments and taking any steps to enforce such Subserviced Student Loans such as commencing a legal proceeding to enforce a Subserviced Student Loan in the name of the Issuer, the Owner Trustee, the Indenture Administrator, the Indenture Trustee, the Servicer and the Noteholders of the Issuer.  As envisioned in Section 3.1 of the Servicing Agreement, the Servicer

hereby agrees to provide written instructions to the Owner Trustee to furnish the Subservicer (as designee of the Servicer) with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Subservicer to carry out its servicing and administrative duties hereunder substantially in the form of Attachment F hereto.

Section 4.2         Collection of Subserviced Student Loan Payments.

A.           The Subservicer shall make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Subserviced Student Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to similar student loans that it services.  All amounts so collected by the Subservicer shall be deposited into the Collection Account in accordance with Section 2.4 of the Administration Agreement.  The Subservicer shall allocate collections with respect to the Subserviced Student Loans between principal, interest and fees in accordance with Section 2.5 of the Administration Agreement.  The Subservicer may, in accordance with its customary servicing procedures, waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Subserviced Student Loan.

B.           The Subservicer shall remit within two Business Days of receipt thereof by it (including amounts received by it from any subservicer) to the Collection Account (i) all identifiable payments by or on behalf of the Borrowers with respect to the Trust Student Loans (other than Purchased Student Loans) as collected during the Collection Period and (ii) any Interest Subsidy Payments and Special Allowance Payments received by it with respect to the Trust Student Loans during the Collection Period.

C.           The Subservicer shall, pursuant to the power of attorney granted in Section 4.1 hereunder, and on behalf of the Servicer, Owner Trustee and Issuer, make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Subserviced Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to comparable guarantee agreements and student loans that it services on behalf of its affiliates.  In connection therewith, the Subservicer is hereby authorized and empowered to convey to any Guarantor the note and the related Subserviced Student Loan File representing any Subserviced Student Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment and otherwise in accordance with the Subservicer's customary practices and procedures, in each case also in accordance with the terms of the applicable Guarantee Agreement.  All amounts so collected by the Subservicer shall be deposited into the Collection Account for the Issuer in accordance with Section 2.4 of the Administration Agreement.  As envisioned in Section 3.2(B) of the Servicing Agreement, the Servicer hereby agrees to provide written instructions to the Issuer and the Owner Trustee to furnish the Subservicer (as designee of the Servicer), with any power of attorney, substantially in the form of Attachment F, and other documents necessary or appropriate to enable the Subservicer to convey such documents to any Guarantor and to make such claims.

D.           The Subservicer shall, pursuant to the power of attorney granted in Section 4.1 hereunder, and on behalf of the Servicer, Owner Trustee and Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Subserviced Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as the Subservicer follows with respect to similar student loans that it services on behalf of its affiliates.  All amounts so collected by the Subservicer shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account as specified in Section 4.2(B) and in accordance with Section 2.4 of the Administration Agreement.  In connection therewith, the Subservicer shall prepare and file with the Department on a timely basis all claims forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Owner Trustee and shall otherwise assist the Owner Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department.  As envisioned in Section 3.2(C) of the Servicing Agreement, the Servicer hereby agrees to provide written instructions to the Issuer and the Owner Trustee to furnish the Subservicer (as designee of the Servicer), with any power of attorney, substantially in the form attached hereto as Attachment F, and other documents reasonably necessary or appropriate to enable the Subservicer to prepare and file such claims forms and other documents and filings.

Section 4.3         Realization upon Subserviced Student Loans.  For the benefit of the Issuer, the Subservicer shall use reasonable efforts consistent with its servicing practices and procedures that it utilizes with respect to comparable student loans that it services on behalf of its affiliates and including all efforts that may be specified under the Higher Education Act or any applicable Guarantee Agreement in its servicing of any delinquent Subserviced Student Loans.

Section 4.4         No Impairment.  The Subservicer will do nothing to impair the rights granted to the Noteholders under the Indenture, except for such actions as may be required by the Higher Education Act or other applicable law.  The Subservicer shall not impair the rights of the Issuer, the Eligible Lender Trustee, the Owner Trustee, the Indenture Administrator, the Indenture Trustee or the Noteholders in the Subserviced Student Loans.

Section 4.5         Purchase of Subserviced Student Loans; Reimbursement.

A.           The Servicer, the Administrator, the Issuer, the Indenture Administrator, the Indenture Trustee and the Subservicer shall give notice to the other parties promptly, in writing, upon the discovery of any breach of the provisions of Section 4.1, 4.2, 4.3 or 4.4 which has a material adverse effect (individually or in the aggregate) on the Noteholders.  In the event of such a material breach which is not curable by reinstatement of the Guarantor's guarantee of such Subserviced Student Loans, the Subservicer shall cure the breach, reimburse the Issuer or purchase the affected Subserviced Student Loans not later than 210 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Subserviced Student Loans.  In the event of a material breach with respect to such Subserviced Student Loans which is curable by reinstatement of the Guarantor's guarantee of such Subserviced Student Loans, unless the material breach shall have been cured within 360 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Subserviced Student Loans, the Subservicer shall purchase such Subserviced Student Loans not later than the sixtieth day following the end of such 360-day period.  The purchase price hereunder will be the unpaid principal amount of such Subserviced Student Loans plus accrued and unpaid interest (calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act) plus an amount equal to all forfeited Interest Subsidy Payments and Special Allowance Payments with respect to such Subserviced Student Loans (the "Purchase Amount").  Any breach that relates to compliance with the requirements of the Higher Education Act or of the applicable Guarantor but that does not affect such Guarantor's obligation to guarantee payments of applicable Subserviced Student Loans will not be considered to have a material adverse effect for purposes of this Section 4.5A.

B.           Anything in this Section 4.5 to the contrary notwithstanding, if as of the last Business Day of any month the aggregate outstanding principal amount of Subserviced Student Loans with respect to which claims have been filed with and rejected by a Guarantor or with respect to which the Subservicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of a breach by the Subservicer, the Servicer or the Depositor, exceeds 1% of the Initial Pool Balance, the Subservicer or the Depositor, as appropriate, shall purchase, within 30 days of a written request from the Servicer (only at the written direction of the Owner Trustee, the Indenture Trustee or the Indenture Administrator given pursuant to the Servicing Agreement), the Owner Trustee, the Indenture Trustee or the Indenture Administrator, such affected Subserviced Student Loans in an aggregate principal amount such that after such purchase the aggregate principal amount of such affected Subserviced Student Loans is less than 1% of the Initial Pool Balance.  The Subserviced Student Loans to be purchased by the Subservicer or the Depositor pursuant to the preceding sentence shall be based on the date of claim rejection (or date of notice referred to in the first sentence of this Section 4.5) with the Subserviced Student Loans with the earliest such date to be purchased first.

C.           In consideration of the purchase of any such Subserviced Student Loans by the Subservicer pursuant to this Section 4.5, the Subservicer shall remit the Purchase Amount to the Administrator in the manner and at the time specified in Section 2.6 of the Administration Agreement.

D.           Notwithstanding Section 3.5 of the Servicing Agreement, neither the Servicer nor the Subservicer shall substitute any Student Loans owned by the Issuer.  The sole remedy of the Issuer, the Owner Trustee, the Indenture Administrator, the Indenture Trustee and the Noteholders with respect to a breach pursuant to Section 4.1, 4.2, 4.3 or 4.4 shall be to require the Subservicer to purchase Subserviced Student Loans pursuant to this Section 4.5.

E.           None of the Owner Trustee, the Indenture Trustee, the Indenture Administrator or the Eligible Lender Trustee shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Subserviced Student Loan or the reimbursement for any interest penalty pursuant to this Section 4.5.

F.           The Subservicer shall not be deemed to have breached its obligations pursuant to Section 4.1, 4.2, 4.3 or 4.4 if it is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters).  The Subservicer shall diligently perform its duties under this Agreement as soon as practicable following the termination of such interruption of business.

G.           None of the Eligible Lender Trustee, the Indenture Administrator or the Indenture Trustee shall have any responsibility for reviewing any Subserviced Student Loan or any documents in connection therewith to determine if a Subserviced Student Loan is an Eligible Loan or to determine whether any such document is valid and binding, any assignments or endorsements are in proper form or to inspect, review or examine any documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose.

Section 4.6         [Reserved]

Section 4.7         Right of Inspection; Audits.  Upon reasonable prior written notice, and subject to Sallie Mae, Inc.'s reasonable security requirements, the Issuer, the Servicer, the Administrator, the Sub-Administrator, the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee and their respective agents have the right to (i) access the Subserviced Student Loan Files, (ii) examine and make copies of, and abstracts from, the records and books of account of Sallie Mae, Inc. relating to the Subserviced Student Loans and (iii) undertake periodic site reviews of Sallie Mae, Inc.'s operations relating to the servicing of the Subserviced Student Loans (including on the premises of any agent of Sallie Mae, Inc.), provided, however, that such activities shall not unreasonably disrupt Sallie Mae, Inc.'s normal business operation.  Sallie Mae, Inc. shall afford reasonable access to the Servicer, the Administrator, the Sub-Administrator, the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee and their respective agents without charge, but only upon reasonable request and during the normal business hours at the respective offices of Sallie Mae, Inc.  Nothing in this Section 4.7 shall require Sallie Mae, Inc. to permit any inspection, or to disclose any information, that in its reasonable judgment would (x) affect the obligation of Sallie Mae, Inc. to observe any applicable law prohibiting disclosure of information regarding the Borrowers, (y) result in the disclosure of any trade secrets of third parties or trade secrets of itself or violate any of its obligations to any third party with respect to confidentiality or (z) require any disclosure by Sallie Mae, Inc. that could, as a result of such disclosure, have the effect of causing the waiver of any attorney-client privilege, and the failure of Sallie Mae, Inc. to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.7.  In connection with all such audits, the Issuer, the Servicer, the Administrator, the Sub-Administrator, the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee and their respective agents acknowledge that (i) the answers or information Sallie Mae, Inc. provides may be limited or presented in a controlled environment when reasonably necessary to protect Sallie Mae, Inc.'s information security and privileged and confidential material and (ii) in no event will  Sallie Mae, Inc. permit any installation of any audit or monitoring software, utilities or tools on Sallie Mae, Inc.'s system.

Section 4.8         Subservicer Expenses.  The Subservicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Servicer, the Administrator and the Sub-Administrator; provided, however, the Subservicing Carryover Fee will be subject to increase agreed to by the Subservicer, the Sub-Administrator and the Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Subservicer in providing the services to be provided hereunder, whether due to changes in applicable governmental regulations, Guarantor program requirements or regulations or postal rates.  Notwithstanding anything to the contrary contained herein, the Subservicer may, at its option, collect fees from the Borrowers in connection with sending payment histories and amortization schedules to Borrowers, faxing documents to Borrowers, providing credit reference letters to Borrowers, providing a "speed pay" payment option to Borrowers and for other similar optional services requested by a Borrower and may retain such fees.  The Subservicer may also, in accordance with its customary servicing procedures, collect fees from Borrowers for returned check processing, other insufficient fund transactions, or other collection costs, and may assess such fees from the Borrower's Subserviced Student Loan payment and retain such fees.  Notwithstanding the foregoing, in connection with any net payments owed to the Department which relate to special allowance payment rebates, the Subservicer shall make such net payments as such payments become due, and the Subservicer shall, upon written request to the Sub-Administrator, be entitled to reimbursement therefor, which reimbursement shall be paid to the Subservicer as part of its Subservicing Fee, from amounts on deposit in the Collection Account (to the extent of Available Funds) pursuant to Section 2.7(d) of the Administration Agreement.

Section 4.9         Appointment of Subservicers.

A.           In addition to the Sub-Subservicing Agreement, the Subservicer may at any time, upon the written consent of the Sub-Administrator, appoint one or more other subservicers from time to time to perform all or any portion of its obligations as Subservicer hereunder; provided, however, that any applicable Notice Condition shall have been satisfied in connection therewith; provided, further, that the Subservicer shall remain obligated and be liable to the Issuer, the Servicer, the Owner Trustee, the Indenture Administrator, the Indenture Trustee and the Noteholders for the servicing and administering of the Subserviced Student Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of any such subservicer and to the same extent and under the same terms and conditions as if the Subservicer alone were servicing and administering the Subserviced Student Loans.  The fees and expenses of a subservicer shall be as agreed between the Subservicer and such subservicer from time to time and none of the Issuer, the Servicer, the Owner Trustee, the Indenture Administrator, the Indenture Trustee or the Noteholders shall have any responsibility therefor.  With respect to satisfying the Notice Condition referred to above, the term "subservicer" shall be deemed not to include systems providers, systems developers or systems maintenance contractors, collection agencies, credit bureaus, lock box providers, mail service providers and other similar types of service providers.

B.           The Subservicer shall cause any subservicer used by the Subservicer (or by any subservicer) for the benefit of the Issuer to comply with the provisions of the reporting and compliance provisions of this Agreement to the same extent as if such subservicer were the Subservicer, and to provide the information required with respect to such subservicer as is required to be filed with the Commission.  The Subservicer shall be responsible for obtaining from each subservicer and delivering to the Issuer and the Administrator any servicer compliance statement required to be delivered by such subservicer, any assessment of compliance and attestation required to be delivered by such subservicer, each as set forth in Article VII of this

Agreement and any certification required to be delivered to the Person that will be responsible for signing a Sarbanes-Oxley Certification on behalf of the Issuer as and when required to be delivered.

C.           The Subservicer shall promptly, upon request, provide to the Issuer a written description (in form and substance satisfactory to such Issuer) of the role and function of each Subcontractor utilized by the Subservicer or any subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which, if any, elements of the Applicable Servicing Criteria will be addressed in assessments of compliance and attestations provided by each Subcontractor identified in clause (ii) of this paragraph.

D.           As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Subservicer shall cause any such Subcontractor used by the Subservicer (or by any subservicer) for the benefit of the Issuer to comply with the reporting and compliance provisions of Article VII of this Agreement to the same extent as if such Subcontractor were the Subservicer.  The Subservicer shall be responsible for obtaining from each Subcontractor and delivering to the Issuer and the Administrator any assessment of compliance and attestation required to be delivered by such Subcontractor, each as set forth in Article VII of this Agreement, in each case as and when required to be delivered.

Section 4.10       Reports.  With respect to Subserviced Student Loans, the Subservicer shall prepare reports and data and furnish the following information to the Issuer, the Administrator, the Indenture Administrator and the Owner Trustee, unless otherwise noted, at the specified times:

(a)           The reports and data listed in Attachment A, at the times indicated in the attachment;

(b)           Within 30 days following the end of each calendar quarter, to the Department, owner's request for interest and Special Allowance Payments (ED 799);

(c)           To credit reporting agencies as may be selected by the Subservicer, credit reporting in accordance with the Higher Education Act;

(d)           At any time the Owner Trustee, the Indenture Trustee or the Indenture Administrator shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under related documents, and within five (5) Business Days of receipt of a request therefor, the Subservicer shall furnish to the Owner Trustee, the Indenture Trustee or the Indenture Administrator a list of all Subserviced Student Loans (by borrower loan identification number, type and outstanding principal balance) and any additional information requested relating to the Subserviced Student Loans; and

(e)           From time to time as may be reasonably requested, reports and data providing additional information on the Subserviced Student Loans.

Section 4.11       Securities and Exchange Commission Filings.

A.           The Subservicer shall reasonably cooperate with the Depositor in connection with the Issuer satisfying the reporting requirements under the Exchange Act.  At the request of the Depositor, the Subservicer shall prepare on behalf of the Issuer any Forms 8-K, 10-D and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Subservicer shall sign and file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor.  The Depositor hereby grants to the Subservicer a limited power of attorney to execute and file each such document on behalf of the Depositor.  Such power of attorney shall continue until the earlier of either (i) receipt by the Subservicer from the Depositor of written termination of such power of attorney or (ii) the termination of the Issuer.  Notwithstanding the foregoing, in the event that the Commission does not accept a certification signed by the Depositor where the related Form 10-K is signed by the Subservicer on behalf of the Depositor, the Subservicer should prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

B.           Each Form 10-D shall be filed by the Subservicer within 15 days after each Distribution Date.  On or prior to 90 days after the end of each fiscal year of the Issuer (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), if requested by the Depositor, the Subservicer shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations.  Such Form 10-K shall include as exhibits (i) the Servicer's annual statement of compliance described under Section 7.3 of the Servicing Agreement and Section 3.2(a) of the Administration Agreement and (ii) the accountant's report described under Section 3.3 of the Administration Agreement, in each case to the extent they have been timely delivered to the Subservicer.  If they are not so timely delivered, the Subservicer shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Subservicer.  The Subservicer shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Subservicer's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith.

C.           The Subservicer shall sign a certification (in the form attached hereto as Attachment E or in such other form as may be appropriate or necessary and as may be agreed upon by the Subservicer and the Depositor as a result of changes promulgated by the Commission in the Certification required to be filed with the Form 10-K, which are applicable to the Issuer), for the benefit of the Depositor and its officers, directors and Affiliates by March 20th of each calendar year commencing in the calendar year of the Effective Date, if prior to March 20th, or the following year, if after March 20th (or if not a Business Day, the immediately preceding Business Day).  In addition, (i) the Subservicer shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Subservicer's obligations under this Section 4.11C or the Subservicer's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Subservicer shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Subservicer's obligations under this Section 4.11C or the negligence, bad faith or willful misconduct of the Subservicer in connection therewith.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Subservicer agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Subservicer on the other in connection with a breach of the Subservicer's obligations under this Section 4.11C or the Subservicer's negligence, bad faith or willful misconduct in connection therewith.

D.           Upon any filing with the Commission pursuant to this Section 4.11, the Subservicer shall make available to the Depositor a copy of any such executed report, statement or information.

Section 4.12       Covenants and Agreements of the Eligible Lender Trustee, Servicer and Subservicer.  The Eligible Lender Trustee, the Servicer and Subservicer each agree that:

A.           Any payment and any communications received at any time by the Servicer with respect to a Subserviced Student Loan shall be immediately transmitted to the Subservicer.  Such communications shall include, but not be limited to, requests or notices of loan cancellation, notices of borrower disqualification, letters, changes in address or status, notices of death or disability, notices of bankruptcy and forms requesting deferment of repayment or forbearance.

B.           The Subservicer may change any part or all of its equipment, data processing programs and any procedures and forms in connection with the services performed hereunder so long as the Subservicer continues to service the Subserviced Student Loans in conformance with the requirements herein.  The Subservicer shall not make any material change in its servicing system and operations with respect to the Subserviced Student Loans without the prior written consent of the Sub-Administrator, which consent will not be unreasonably withheld.  Each written request for consent by the Subservicer shall be acted upon promptly by the Sub-Administrator.  Anything in this paragraph B to the contrary notwithstanding, the Subservicer will not be required to request the consent of the Sub-Administrator with respect to any changes in the Subservicer's servicing system and operations which the Subservicer reasonably determines are required due to changes in the Higher Education Act or Guarantor program requirements.

C.           The Eligible Lender Trustee will furnish the Subservicer with a copy of any and all Guarantee Agreements relating to the Subserviced Student Loans serviced hereunder.

D.           The Subservicer may include marketing or informational material generally provided to borrowers of loans owned by affiliates of Sallie Mae, Inc. with communications sent to a Borrower.

E.           The Subservicer shall, if requested by a Borrower of a Subserviced Student Loan, arrange for the sale of such Subserviced Student Loan to another lender which holds another student loan of such Borrower at a price not less than the Purchase Amount.

F.           The Subservicer shall arrange for the sale of a Subserviced Student Loan to the Department upon receipt by the Subservicer of an executed consolidation loan application from the Borrower of the related Subserviced Student Loan or a request from the Borrower to add additional loans to such Subserviced Student Loans as permitted under the Higher Education Act.  The sale price for such Subserviced Student Loan shall equal the Purchase Amount.

G.           The Servicer is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to carry on its business as now conducted and is duly qualified, has obtained and will maintain all licenses and approvals to do business and is in good standing and shall remain in good standing in each jurisdiction where such qualification or licensing is required; provided, however, that (i) to the extent that the Servicer loses or otherwise fails to maintain any license, approval or qualification as a consequence of any act or omission of the Subservicer or any Person with whom the Subservicer has subcontracted to perform obligations of the Subservicer under this Agreement, whether or not constituting a Subservicer Default, such loss or failure shall not be deemed to constitute a breach of this Section 4.12G, and (ii) if the Subservicer becomes aware that any license, approval or qualification required to be maintained by the Servicer pursuant to this Section 4.12G is not in effect, the Subservicer shall exert its reasonable efforts to notify the Servicer thereof; provided, further, that failure of the Subservicer to provide such notice to the Servicer shall not be deemed to constitute a breach of this Section 4.12G by the Subservicer.

H.           The Servicer shall not interfere with the Subservicer in the performance of the Subservicer's duties.

Section 4.13       Incentive Programs; Deferment and Forbearance.  The Subservicer shall service the Subserviced Student Loans in accordance with the terms of any applicable borrower incentive program, to the extent such programs are in effect for each Subserviced Student Loan as of the Closing Date and to the extent any Borrower requests that any borrower incentive program be applied to the Borrower's Subserviced Student Loan.  The Subservicer may, in accordance with its customary servicing policies, grant any Borrower alternative payment options as provided within the terms of the Subserviced Student Loans (e.g., interest-only payments); provided, that such Borrower requests and properly qualifies for such deferment or forbearance in accordance with the terms of Sallie Mae, Inc.'s deferment or forbearance policies, respectively; provided, further, that under such deferment and forbearance policies, any interest payments that are postponed shall be capitalized no more frequently than quarterly and at the end of the deferment or forbearance period, respectively.

Section 4.14       Financial Statements.  The Subservicer shall provide to the Indenture Trustee, Indenture Administrator and the Administrator at any time that the Subservicer is not an Affiliate of the Sub-Administrator (a) as soon as possible, and in no event more than 120 days after the end of each fiscal year of the Subservicer, audited financials on a consolidated basis as at the end of and for such year and (b) as soon as possible, and in no event more than 30 days after the end of each quarterly accounting period of the Subservicer, unaudited financials on a consolidated basis as at the end of and for such period.

Section 4.15       Insurance.  The Subservicer shall maintain or cause to be maintained insurance with respect to its property and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of institutions of the same type and size.

Section 4.16       Administration Agreement.  The Subservicer agrees to perform all duties required of the Servicer under the Administration Agreement using that degree of skill and attention that the Subservicer exercises with respect to its comparable business activities.

Section 4.17       Lender Identification Number.  The Owner Trustee has permitted certain trusts, other than the Issuer, established by the Depositor to securitize student loans, to use the Department lender identification number applicable to the Issuer if the servicing agreements with respect to such other trusts include provisions substantially similar to this paragraph.  The Subservicer may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to Subserviced Student Loans and student loans in such other trusts using such common lender identification number.  Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department to any such other trust using such common lender identification number as a result of amounts owing to the Department from the Issuer will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department with respect to the student loans in the Trust and such other trust) to have been assessed against the Issuer and shall be deducted by the Administrator or the Subservicer and paid to such other trust from any collections made by them which would otherwise have been payable to the Collection Account for the Issuer.  Any amounts assessed against payments due from the Department to the Issuer as a result of amounts owing to the Department from such other trust using such common lender identification number will be deemed to have been assessed against such other trust and will be deducted by the Administrator or the Subservicer from any collections made by them which would otherwise be payable to the collection account for such other trust and paid to the Issuer.

Section 4.18       Privacy and Information Security Provisions.  With respect to information that is "non-public personal information" (as defined in the GLB Regulations) that is disclosed or provided by the Issuer (or on the Issuer's behalf) to the Subservicer in connection with this Agreement, or any Basic Document to which the Subservicer is a party, the Subservicer agrees, that in performing its obligations under this Agreement, the Subservicer shall comply with all reuse, redisclosure, or other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third-party processor or servicer (or subcontractor) under the GLB Regulations and other applicable federal or state consumer privacy laws, rules, and regulations.  Without limiting the foregoing, the Subservicer agrees that:

A.           the Subservicer is prohibited from disclosing or using any "non-public personal information" (as defined in the GLB Regulations) disclosed or provided by the Issuer or on the Issuer's behalf to the Subservicer, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR sections 40.14 or 40.15 or 16 CFR sections 313.14 or 313.15, as applicable, of the GLB Regulations in the ordinary course of business to carry out those purposes; and

B.           the Subservicer has implemented and will maintain an information security program designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, Final Rule (12 CFR Part 364, Appendix B) and the Federal Trade Commission's Standards for Safeguarding Customer Information (16 CFR Part 314).

Section 4.19       Reimbursement of Servicer.  The Subservicer shall be required to pay all expenses incurred by the Servicer in connection with its activities hereunder, including fees and disbursements of independent accountants, reasonable fees and expenses of legal counsel, taxes imposed on the Servicer and expenses incurred by the Servicer in connection with the performance of its duties hereunder and under the Servicing Agreement and the Administration Agreement.

ARTICLE V

Section 5.1         Representations of Subservicer.  The Subservicer makes the following representations, warranties and covenants to the Servicer and to the Issuer on the date of this Agreement and as of the Effective Date.

A.           Organization and Good Standing.  The Subservicer is duly incorporated and validly existing as a corporation under the laws of the State of Delaware and in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Subserviced Student Loans and to hold the Subserviced Student Loan Files as custodian.

B.           Due Qualification.  The Subservicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Subserviced Student Loans as required by this Agreement) shall require such qualifications.

C.           Power and Authority.  The Subservicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Subservicer by all necessary action.  No registration with or approval of any governmental agency is required for the due execution and delivery by, and enforceability against, the Subservicer of this Agreement.

D.           Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Subservicer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and subject to equitable principles.

E.           No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the bylaws of the Subservicer, or any indenture, agreement or other instrument to which the Subservicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of the Subservicer's knowledge, any order, rule or regulation applicable to the Subservicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

F.           No Proceedings.  There are no proceedings or investigations pending, or, to the Subservicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Subservicer or its properties:  (i) asserting the invalidity of this Agreement or any of the other Basic Documents to which the Subservicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Subservicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents to which the Subservicer is a party, or (iv) relating to the Subservicer and which might adversely affect the federal or state income tax attributes of the Notes.

Section 5.2         Indemnities of Subservicer.

A.           The Subservicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Subservicer under this Agreement.

The Subservicer shall pay for any loss, liability, claim or expense (including, without limitation, costs and expenses of litigation and of investigation counsel fees, damages, judgments and amounts paid in settlement) that may be imposed on, incurred by or asserted against the Servicer, the Issuer, the Owner Trustee (in its capacity as such or individually) or the Eligible Lender Trustee (in its capacity as such or individually) by the Department pursuant to the Higher Education Act, to the extent that such loss, liability or expense arose out of, or was imposed upon the Servicer, the Issuer, the Owner Trustee (in its capacity as such or individually) or the Eligible Lender Trustee (in its capacity as such or individually) through, the negligence, willful misfeasance or bad faith of the Subservicer in the performance of its obligations and duties under this Agreement or by reason of the reckless disregard of its obligations and duties under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon the Servicer, the Issuer, the Owner Trustee (in its capacity as such or individually) or the Eligible Lender Trustee (in its capacity as such or individually) through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Subservicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Subservicer.  Notwithstanding the foregoing, if the Subservicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters) to satisfy its obligations under this Agreement, the Subservicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the Servicer, the Owner Trustee, the Indenture Trustee and the Indenture Administrator, for so long as the Subservicer remains unable to perform such obligation as a result of such event.

For purposes of this Section, in the event of the termination of the rights and obligations of Sallie Mae, Inc. (or any successor thereto pursuant to Section 5.3) as Subservicer pursuant to Section 6.1, or a resignation by such Subservicer pursuant to this Agreement, such Subservicer shall be deemed to be the Subservicer pending appointment of a successor subservicer pursuant to Section 6.2.

Liability of the Subservicer under this Section shall survive the resignation or removal of the Servicer, the Owner Trustee, the Indenture Trustee, the Indenture Administrator or the Eligible Lender Trustee or the termination of this Agreement.  If the Subservicer shall have made any payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Subservicer, without interest.

B.           Sallie Mae, Inc. will assume, pay, perform and otherwise discharge substantially all of the duties, obligations and liabilities of SLC, as Servicer under the Servicing Agreement and the Administration Agreement, including all indemnities provided by SLC, as Servicer thereunder, and will additionally indemnify SLC, as Servicer and its permitted successors and assigns for all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon SLC, as Servicer, through the negligence, willful misfeasance or bad faith of Sallie Mae, Inc. in the performance of its duties under this Agreement or by reason of a breach of its representations, warranties, obligations or duties hereunder. Sallie Mae, Inc. will also indemnify SLC, as Servicer and its successor and assigns in their individual capacities and any of their officers, directors, employees and agents against any and all loss, liability, claim or expense (including costs and expenses of litigation and of investigation counsel fees, damages, judgments and amounts paid in settlement) incurred by them in connection with the performance of their duties under the Servicing Agreement or in accepting instructions from the Subservicer.

Section 5.3         Merger or Consolidation of, or Assumption of the Obligations of, Subservicer.  The Subservicer hereby agrees that, upon (a) any merger or consolidation of the Subservicer into another Person, (b) any merger or consolidation to which the Subservicer shall be a party resulting in the creation of another Person or (c) any Person succeeding to the properties and assets of the Subservicer substantially as a whole, the Subservicer shall (i) cause such Person (if other than the Subservicer) to execute an agreement which states expressly that such Person assumes every obligation of the Subservicer hereunder, (ii) deliver to the Servicer, the Owner Trustee, the Indenture Trustee or the Indenture Administrator an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) cause the Notice Condition to have been satisfied with respect to such transaction and (iv) cure any existing Subservicer Default or any continuing event which, after notice or lapse of time or both, would become a Subservicer Default.  Upon compliance with the foregoing requirements, such Person shall be the successor subservicer under this Agreement without further act on the part of any of the parties to this Agreement.

Section 5.4         Limitation on Liability of Subservicer.  The Subservicer shall not be under any liability to the Issuer, the Noteholders, the Administrator, the Eligible Lender Trustee, the

Owner Trustee, the Indenture Administrator or the Indenture Trustee except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, for errors in judgment, for any incorrect or incomplete information provided by schools, Borrowers, Guarantors and the Department, for the failure of any party to this Subservicing Agreement or any other Basic Document to comply with its respective obligations hereunder or under any other Basic Document or for any losses attributable to the insolvency of any Guarantor; provided, however, that this provision shall not protect the Subservicer against its obligation to purchase Student Loans from the Issuer pursuant to Section 4.5 hereof or to pay to the Issuer amounts required pursuant to Section 4.5 hereof or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.  The Subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action where it is not named as a party; provided, however, that the Subservicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Noteholders; provided, further, that if requested by the Servicer in connection with a legal action where the Servicer is a party, the Servicer may request that the Subservicer appear, and the Subservicer shall provide reasonable cooperation to the Servicer in connection with such legal action to the extent that such legal action arose in connection with the Subservicer's performance of its duties and obligations under this Agreement.

Section 5.5         Sallie Mae, Inc. Not to Resign as Subservicer.  Subject to the provisions of Section 5.3, Sallie Mae, Inc. shall not resign from the obligations and duties hereby imposed on it as Subservicer under this Agreement without the consent of the Administrator and Citibank, N.A. except upon determination that the performance of its duties under this Agreement are no longer permissible under applicable law.  Notice of any such determination permitting the resignation of Sallie Mae, Inc. shall be communicated to the Owner Trustee, the Indenture Trustee, the Indenture Administrator and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Servicer, the Owner Trustee, the Indenture Trustee, the Indenture Administrator and the Rating Agencies concurrently with or promptly after such notice.  No such resignation shall become effective until the Indenture Administrator or a successor subservicer shall have assumed the responsibilities and obligations of Sallie Mae, Inc. in accordance with Section 6.2.

ARTICLE VI

Section 6.1         Subservicer Default.  If any one of the following events (a "Subservicer Default") shall occur and be continuing:

(1)          any failure by the Subservicer (i) to deliver to the Indenture Trustee or the Indenture Administrator, as the case may be, for deposit in the Trust Accounts any payment required by the Basic Documents to which the Servicer is a signatory or (ii) in the event that daily deposits into the Collection Account are not required, to deliver to the Administrator any payment required by the Basic Documents, which failure in case of either clause (i) or (ii) continues unremedied for five Business Days after written notice of such failure is received by the Subservicer from the Owner Trustee, the Servicer, the Indenture Trustee, the Indenture Administrator or the Administrator or five Business Days after discovery of such failure by an officer of the Subservicer; or

(2)           any failure by the Subservicer duly to observe or to perform in any material respect any other term, covenant or agreement of the Subservicer set forth in this Agreement or of the Servicer set forth in any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Indenture Trustee, on behalf of the Noteholders, or the Noteholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Subservicer by the Servicer, the Indenture Trustee, the Indenture Administrator, the Eligible Lender Trustee or the Administrator or (B) to the Subservicer, and to the Servicer, the Indenture Trustee, the Indenture Administrator and the Eligible Lender Trustee by the Noteholders representing at least a majority of the Outstanding Amount of the Notes; provided, however, that any breach of Sections 4.1, 4.2, 4.3 or 4.4 shall not be deemed a Subservicer Default so long as the Subservicer is in compliance with its obligations under Section 4.5; or

(3)           an Insolvency Event occurs with respect to the Subservicer; or

(4)           any failure by the Subservicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer; or

(5)           any failure by the Subservicer, any subservicer appointed by the Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Article VII (including, without limitation, any failure by the Subservicer to identify any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB), which continues unremedied for fifteen (15) calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered; or

(6)           any Servicer Default occurs under and as defined in the Servicing Agreement, except to the extent caused solely by a failure of the Servicer to perform an obligation enumerated on Attachment G;

then, and in each and every case, so long as the Subservicer Default shall not have been remedied, the Servicer by notice then given in writing to the Subservicer may terminate all the rights and obligations (other than the obligations set forth in Section 4.5 and Section 5.2) of the Subservicer under this Agreement.  As of the effective date of termination of the Subservicer, all authority and power of the Subservicer under this Agreement, whether with respect to the Notes or the Subserviced Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Administrator or such successor subservicer as may be appointed under Section 6.2.  The predecessor Subservicer shall cooperate with the successor subservicer and the

Indenture Administrator in effecting the termination of the responsibilities and rights of the predecessor Subservicer under this Agreement, including the transfer to the successor subservicer for administration by it of all cash amounts that shall at the time be held by the predecessor Subservicer for deposit, or shall thereafter be received by it with respect to a Subserviced Student Loan.  All reasonable costs and expenses, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor subservicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor subservicer to service the Subserviced Student Loans properly and effectively, costs reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, costs or expenses associated with the transfer of all servicing files and costs of amending the Agreement, if necessary, incurred in connection with transferring the Subserviced Student Loan Files to the successor subservicer and amending this Agreement and any other Basic Documents to reflect such succession as Subservicer pursuant to this Section shall be paid by the predecessor Subservicer (other than the Indenture Administrator acting as the Subservicer under this Section 6.1) upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Subservicer (other than the Indenture Administrator) does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Issuer and the successor subservicer shall be entitled to receive such reimbursement from amounts on deposit in the Collection Account.  Upon receipt of notice of the occurrence of a Subservicer Default, the Subservicer shall promptly give notice thereof to the Indenture Trustee, the Indenture Administrator and the Rating Agencies.

Notwithstanding the foregoing, the Subservicer shall not be deemed to have breached its obligations to service the Subserviced Student Loans, nor will a Subservicer Default be deemed to have occurred under this Section 6.1, if the Subservicer is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties hereto (including, without limitation, acts of God, acts of war or terrorism, fires, earthquakes, hurricanes, floods and other material natural or man made disasters); provided, that the Subservicer shall be required to diligently undertake all actions necessary to resume the performance of its duties hereunder as soon as practicable following the termination of such business interruption or, if necessary and appropriate in its reasonable judgment to enable the proper servicing of the Subserviced Student Loans, to transfer servicing, either temporarily or permanently, to another servicer.

In addition, notwithstanding anything above to the contrary, no Subservicer Default shall be deemed to have occurred if the event or events giving rise to such Subservicer Default are solely the result of the Servicer or prior to the Conversion Date, the Sub-Subservicer having breached its respective duties under this Agreement or the Sub-Subservicing Agreement, as applicable.  In such an event, the Servicer and the Sub-Subservicer each agree to (i) if prior to the Conversion Date, cooperate fully with the Subservicer to effect the transfer of servicing to the Subservicer from the Sub-Subservicer as quickly as possible, and (ii) to the extent that a Servicer Default under and as defined in the Servicing Agreement has occurred and the Issuer appoints the Subservicer as the successor servicer, cooperate with the Subservicer, the Issuer, the Indenture Administrator and the Indenture Trustee in effecting a replacement of the Servicer, under the Servicing Agreement, with the Subservicer, as successor servicer.

Section 6.2         Appointment of Successor.

A.           Upon receipt by the Subservicer of notice of termination pursuant to Section 6.1, or the resignation by the Subservicer in accordance with the terms of this Agreement, the predecessor Subservicer shall continue to perform its functions as Subservicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the Indenture Administrator or a successor subservicer shall have assumed the responsibilities and duties of Sallie Mae, Inc.  In the event of the termination hereunder of the Subservicer, the Issuer shall appoint a successor to the Subservicer acceptable to the Indenture Administrator and in accordance with Section 3.9 of the Servicing Agreement, and the successor to the Subservicer shall accept its appointment by a written assumption in form acceptable to the Indenture Administrator.  In the event that a successor subservicer has not been appointed at the time when the predecessor Subservicer has ceased to act as Subservicer in accordance with this Section, the Indenture Administrator without further action shall automatically be appointed the successor subservicer and the Indenture Administrator shall be entitled to the Servicing Fee and any Carryover Servicing Fees.  Notwithstanding the above, the Indenture Administrator shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor subservicer under this Agreement; provided, however, that such right to appoint or to petition for the appointment of any such successor subservicer shall in no event relieve the Indenture Administrator from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

B.           Upon appointment, the successor to the Subservicer (including the Indenture Administrator acting as successor to the Subservicer) shall be the successor in all respects to the predecessor Subservicer and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Subservicer that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor subservicer (which shall not exceed the Servicing Fee unless the Notice Condition is satisfied with respect to such compensation arrangements) and all the rights granted to the predecessor Subservicer by the terms and provisions of this Agreement; provided, that the successor subservicer shall assume no liability or responsibility for any acts, representations, obligations and covenants of any predecessor Subservicer prior to the date that the successor subservicer becomes Subservicer hereunder.

C.           Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Administrator, to the extent it is acting as successor subservicer pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor subservicer has been appointed and has assumed all the obligations of the Servicer in accordance with the terms of this Agreement and the other Basic Documents.

Section 6.3         Notification to Noteholders.  Upon any termination of, or appointment of a successor to, the Subservicer pursuant to this Article VI, the Servicer, on behalf of the Issuer and the Indenture Administrator, shall give prompt written notice thereof to the Indenture Trustee, the Indenture Administrator, the Noteholders, the holder of the Trust Certificate and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

Section 6.4         Waiver of Past Defaults.  The Servicer may waive in writing any default by the Subservicer in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with the Servicing Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Subservicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE VII
Section 7.1         Amendment.

This Agreement may be amended, supplemented or modified only by written instrument duly executed by the Servicer and the Subservicer and with the prior written consent of Citibank, N.A., (not to be unreasonably withheld, delayed or conditioned); provided that Article III may only be amended supplemented or modified with the prior written consent of the Custodial Parties and Citibank, N.A.  Any amendment, modification, supplement or waiver of this Agreement without the prior written consent of Citibank, N.A. shall be null and void.  The Subservicer shall promptly provide notice of any such amendment, including any modification to any attachment hereto, to the Rating Agencies.

Section 7.2         Notices.  All notices hereunder shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt.  Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section.  Notices hereunder required to be delivered to the Owner Trustee, the Rating Agencies, the Indenture Trustee or the Indenture Administrator shall be delivered to the notice address specified for each such party in the Indenture.

If to the Servicer, to:

Discover Bank
12 Read's Way
New Castle, DE 19720
Fax:  302- 323-7393
Attention:      Mike Rickert

with copies to (which shall not constitute notice):

The Student Loan Corporation
750 Washington Boulevard
Stamford, CT  06901
Fax: 312-853-7036
Fax: 203-975-6724
Attention:      Chief Financial Officer/Treasurer

Discover Financial Services
2500 Lake Cook Road
Riverwoods, IL 60015
Facsimile Number: 224-405-4584
Attention:      General Counsel

Discover Financial Services
2500 Lake Cook Road
Riverwoods, IL 60015
Facsimile Number: 224-405-4957
Attention:      Carlos Minetti

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Fax: 312-853-7036
Attention:      Paul L. Choi
                    Willis R. Buck, Jr.
                     Scott R. Williams

If to the Subservicer, to:

Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attention:      Senior Vice President, Servicing

If to Citibank, N.A.:

Citigroup Inc.
399 Park Avenue
New York, NY 10022
Fax: 212-793-6300
Phone:  212-559-1000
Attention:      Michael S. Zuckert

with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Fax: (212) 735-2000
Attention:      William S. Rubenstein
                     Sean C. Doyle

Section 7.3         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

Section 7.4         Entire Agreement; Severability.  All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 7.5         Governing Law.  The terms of this Agreement shall be subject to all applicable provisions of the Higher Education Act and shall be construed in accordance with and governed by the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties, hereunder shall be determined in accordance with such laws.

Section 7.6         Consent to Jurisdiction.  Each party hereby irrevocably submits to the co-exclusive jurisdiction of the Delaware Chancery Court, or if such court shall not have jurisdiction, any federal or other state court of the State of Delaware and any federal or other state court of the State of New York, for the purpose of any action or proceeding arising out of or relating to this Agreement and each party hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any such court.  Each party hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Notwithstanding the foregoing, each party hereto shall be entitled to implead (or take similar steps with respect to) any indemnified party into any action relating to a third party claim in any other jurisdiction.

Each of The Student Loan Corporation and Sallie Mae, Inc. irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 7.6 shall affect the right of any party to this Agreement to serve legal process in any other manner permitted by law.

Section 7.7         Relationship of Parties.  The Subservicer is an independent contractor and, except for the services which it agrees to perform hereunder, the Subservicer does not hold itself out as an agent of the Servicer.  Nothing herein contained shall create or imply an agency relationship between the Subservicer and the Servicer, nor shall this Agreement be deemed to constitute a joint venture or partnership between the Subservicer and the Servicer.

Section 7.8         Captions.  The captions used herein are for the convenience of reference only and are not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.

Nonliability of Directors, Officers and Employees.  No member of the board of directors or any officer, employee or agent of the Servicer, the Eligible Lender Trustee, the Indenture Administrator, the Indenture Trustee, the Administrator, the Depositor or the Subservicer (or any Affiliate of any such party) shall be personally liable for any obligation incurred under this Agreement.

Section 7.9         Assignment.  This Agreement may not be assigned by the Subservicer except as permitted under Sections 5.3, 5.5 and 6.2 hereof.  This Agreement may not be assigned by the Servicer without the prior written permission of the Subservicer and Citibank, N.A. and may not be assigned by the Subservicer without the prior written permission of Citibank, N.A.

Section 7.10       Limitation of Liability of Owner Trustee, Indenture Trustee and Indenture Administrator.

A.           Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity, or except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Owner Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

B.           Notwithstanding anything contained herein to the contrary, and except with respect to Section 7.1 hereunder, this Agreement has been signed by Citibank, N.A., not in its individual capacity but solely in its capacity as Indenture Administrator of the Issuer and in no event shall Citibank, N.A. in its individual capacity or, except as expressly provided in the Indenture, as Indenture Administrator have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

C.           Notwithstanding anything contained herein to the contrary, this Agreement has been signed by U.S. Bank National Association, not in its individual capacity but solely in its capacity as Indenture Trustee of the Issuer and in no event shall U.S. Bank National Association in its individual capacity or, except as expressly provided in the Indenture, as Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

ARTICLE VIII

Section 8.1         Intent of the Parties; Reasonableness.  The Subservicer and the Servicer, on behalf of the Issuer, acknowledge and agree that the purpose of Article VIII of this

Agreement is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Servicer nor the Sub-Administrator shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Subservicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor, the Servicer or the Sub-Administrator, on behalf of the Issuer, in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection therewith, the Subservicer shall cooperate fully with the Depositor, the Servicer and the Sub-Administrator, on behalf of the Issuer, to deliver to the Sub-Administrator, on behalf of the Issuer (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Servicer or the Sub-Administrator, on behalf of the Issuer, to permit the Sub-Administrator, on behalf of the Issuer, to comply with the provisions of Regulation AB, together with such disclosures relating to the Subservicer and/or any other subservicer appointed by the Subservicer or the servicing of the Subserviced Student Loans, reasonably believed by the Servicer or the Sub-Administrator, on behalf of the Issuer, to be necessary in order to effect such compliance.

Pursuant to the terms of the Depositor Agreement, the Subservicer shall and pursuant to Section 7.1 of the Servicing Agreement shall cause the Sub-Administrator, on behalf of the Issuer (including any of its assignees or designees) to cooperate with the Subservicer (at the Subservicer's expense) by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Issuer's reasonable judgment, to comply with Regulation AB.

Section 8.2         Reporting Requirements.

A.           If so requested by the Depositor or the Sub-Administrator, acting on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of Notes, the Subservicer shall (or shall cause any other subservicer appointed by the Subservicer to) (i) notify the Depositor, the Issuer, the Sub-Administrator and the Administrator in writing of any material litigation or governmental proceedings pending against the Subservicer and any other subservicer appointed by the Subservicer and (ii) provide to the Depositor and the Issuer a description of such proceedings, affiliations or relationships.

B.           As a condition to the succession to Subservicer or any other subservicer appointed by the Subservicer by any Person (i) into which the Subservicer or any such subservicer appointed by the Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Subservicer or any other subservicer appointed by the Subservicer, the Subservicer shall provide to the Depositor, the Issuer, the Sub-Administrator and the Administrator, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Depositor and the Issuer of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Sub-Administrator, acting as agent of the Administrator on behalf of the Issuer, all information reasonably requested by the Administrator, acting on behalf of the Issuer, in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of Notes.

C.           In addition to such information as the Subservicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor or the Sub-Administrator, acting as agent of the Administrator on behalf of the Issuer, the Subservicer shall and shall cause any other subservicer appointed by the Subservicer to provide such information regarding the performance or servicing of the Subserviced Student Loans as is reasonably required to facilitate preparation of quarterly distribution reports in accordance with Item 1121 of Regulation AB.

Section 8.3         Subservicer Compliance Statement.  On or before March 20th of each calendar year commencing in the calendar year of the Effective Date, if prior to March 20th, or the following year, if after March 20th, the Subservicer shall prepare and deliver to the Depositor, the Issuer, the Servicer, the Sub-Administrator and the Administrator a statement of compliance addressed to the Depositor, the Issuer, the Servicer, the Sub-Administrator and the Administrator and signed by an Authorized Officer of the Subservicer, to the effect that (i) a review of the Subservicer's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Subservicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof and shall facilitate the delivery of any required statement of compliance by each subservicer.

Section 8.4         Report on Assessment of Compliance and Attestation.

A.           On or before March 20th of each calendar year commencing in the calendar year of the Effective Date, if prior to March 20th, or the following year, if after March 20th, upon request from the Depositor or the Sub-Administrator acting as agent of the Administrator on behalf of the Issuer, the Subservicer shall:

(1)           deliver to the Depositor, the Servicer and the Issuer a report (in form and substance reasonably satisfactory to the Issuer) regarding the Subservicer's assessment of compliance with the Applicable Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Depositor, the Servicer and the Issuer and signed by an Authorized Officer of the Subservicer, and shall address each of the Applicable Servicing Criteria specified on a certification substantially in the form of Attachment E attached to this Agreement;

(2)           deliver to the Depositor, the Servicer, the Issuer, the Sub-Administrator and the Administrator a report of a registered public accounting firm reasonably acceptable to the Sub-Administrator, acting on behalf of the Issuer, that attests to, and reports on, the assessment of compliance made by the Subservicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(3)           cause each subservicer appointed by the Subservicer and each Subcontractor, determined by the Subservicer to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Depositor, the Servicer, the Sub-Administrator and the Administrator, acting on behalf of the Issuer, an assessment of compliance and accountants' attestation as and when provided in paragraphs (1) and (2) of this Section; and

(4)           if requested by the Depositor, the Servicer, the Sub-Administrator or the Administrator, acting on behalf of the Issuer, not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Depositor, the Issuer, the Servicer, the Sub-Administrator, the Administrator and any other Person that will be responsible for signing the Sarbanes-Oxley Certification on behalf of an Issuer with respect to the related securitization transaction the Annual Certification in the form attached hereto as Attachment D.

The Subservicer acknowledges that the parties identified in clause A(4) above may rely on any certification provided by the Subservicer or any other subservicer appointed by the Subservicer pursuant to such clause in signing a Sarbanes-Oxley Certification and filing such with the Commission.  Neither the Depositor nor the Sub-Administrator, acting as agent of the Administrator on behalf of the Issuer, will request delivery of the reports, attestations or certifications, as applicable, under clause A above unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K for the related calendar year.

Each assessment of compliance provided by a subservicer shall address each of the Applicable Servicing Criteria specified on a certification to be delivered to the Subservicer, the Servicer, the Depositor, the Issuer, the Sub-Administrator and the Administrator on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor need not address any elements of the Applicable Servicing Criteria other than those specified by the Subservicer, the Servicer and the Issuer on the date of such appointment.

ARTICLE IX

Section 9.1         Intended Third-Party Beneficiaries.  The Issuer, the Owner Trustee, the Indenture Administrator, the Indenture Trustee, the Depositor and the Noteholders are, as applicable, intended third-party beneficiaries of Sections 3.1, 3.2, 3.4, 3.5, 4.1, 4.2, 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 5.2, 5.5, 6.1, 6.2, 6.3, 6.4, 8.2, 8.3 and 8.4 of this Agreement and shall have the right, power and authority to enforce the provisions of these Sections as against the Subservicer, as such provisions relate to their interests in the Subserviced Student Loans, as though they were a party hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by their duly authorized officers as of the date first above written.

The Student Loan Corporation, as Servicer

By:	/s/ Michael J. Reardon
	Name:	Michael J. Reardon
	Title:	President and CEO

Sallie Mae, Inc., as Subservicer

By:	/s/ Paul J. Mayer
	Name:	Paul J. Mayer
	Title:	Senior Vice President

ACKNOWLEDGED AND AGREED
TO WITH RESPECT TO SECTIONS 2.1(b) and 3.1.

Citibank (South Dakota), National Association, as Existing Subservicer

By:	/s/ Kendall E. Stork
	Name:	Kendall E. Stork
	Title:	President and CEO

ACKNOWLEDGED AND AGREED
TO WITH RESPECT TO SECTION 2.2

The Student Loan Corporation, as Administrator

By:	/s/ Michael J. Reardon
	Name:	Michael J. Reardon
	Title:	President and CEO

ACKNOWLEDGED AND AGREED
TO WITH RESPECT TO SECTION 3.1

U.S. Bank National Association, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Keith A. Maurmeier
	Name:	Keith A. Maurmeier
	Title:	Vice President

ACKNOWLEDGED AND AGREED
TO WITH RESPECT TO SECTION 4.11.A.

SLC Student Loan Receivables I, Inc., as Depositor

By:	/s/ Joseph P. Guage
	Name:	Joseph P. Guage
	Title:	Vice President, CFO and Senior Securitization Officer

ACKNOWLEDGED AND AGREED
TO WITH RESPECT TO SECTION 6.1

Citibank, N.A., not in its individual capacity, but solely as Indenture Administrator

By:	/s/ Douglas Peterson
	Name:	Douglas Peterson
	Title:	Chief Operating Officer

ACKNOWLEDGED AND AGREED
TO WITH RESPECT TO SECTIONS 3.1 and  4.12.C

Citibank, N.A., not in its individual capacity, but solely as Eligible Lender Trustee

By:	/s/ Kristen Driscoll
	Name:	Kristen Driscoll
	Title:	Vice President

ACKNOWLEDGED AND AGREED
TO WITH RESPECT TO SECTION 7.1

Citibank, N.A., in its individual capacity

By:	/s/ Douglas Peterson
	Name:	Douglas Peterson
	Title:	Chief Operating Officer

ATTACHMENT A

SUBSERVICER REPORTS

[SEE ATTACHED]

Attachment A-1

ATTACHMENT B-1

FILE LOCATIONS

Loan Servicing Center/Florida
P.O. Box 2975
Panama City, Florida 32402-2975
(904) 271-9207

Loan Servicing Center/Indianapolis
11100 USA Parkway
Fishers, Indiana 46038
(317) 849-6510

Loan Servicing Center/Pennsylvania
220 Lasley Avenue
Hanover Industrial Estates
Wilkes-Barre, Pennsylvania 18706
(717) 821-3600

Loan Servicing Center/Texas
777 Twin Creek Drive
Killeen, Texas 76543
(817) 554-4500

Western Regional Center (Nevada)
10550 W. Charleston Blvd.
Las Vegas, Nevada 89135
(702) 804-8437

Attachment B-1-1

ATTACHMENT B-2

FILE LOCATIONS

The Student Loan Corporation
750 Washington Boulevard, 9th floor
Stamford, Connecticut 0690 1
(203) 975-6112

The Student Loan Corporation
99 Garnsey Road
Pittsford, New York 14534

Citibank (South Dakota), National Association
701 East 60th Street North
Lot 3, Block 3
Building 021, Floor 01 /Zone 3 8
Sioux Falls, South Dakota 57117
(605) 331-7307

Attachment B-2-1

ATTACHMENT C

FORM OF CERTIFICATION TO BE
PROVIDED TO DEPOSITOR BY SUBSERVICER

CERTIFICATION

SLC Student Loan Trust 2010-1 (the "Issuer")
Student Loan Asset-Backed Notes (the "Notes")

I, [identify the certifying individual], a [title] of Sallie Mae, Inc. (the "Subservicer"), certify to SLC Student Loan Receivables I, Inc. and the Servicer and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Subservicing Agreement, dated as of December 31, 2010 (the "Subservicing Agreement"), between SLC, as servicer (the "Servicer") and the Subservicer), that:

1.           I have reviewed the servicing reports or information relating to the Issuer delivered by the Subservicer to the Servicer and the Indenture Trustee covering [the fiscal year 20__;]

2.           Based on my knowledge, the servicing information in these reports delivered by the Subservicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by these servicing reports;

3.           Based on my knowledge, the servicing information required to be provided to the Indenture Trustee by the Subservicer under the Subservicing Agreement for inclusion in the reports to be filed by the Indenture Trustee is included in the servicing reports delivered by the Subservicer to the Indenture Trustee;

4.           I am responsible for reviewing the activities performed by the Subservicer under the Subservicing Agreement and based upon my knowledge and the annual compliance review required under Section 3.2(a) of the Administration Agreement with respect to the Servicer, and except as disclosed in the compliance certificate delivered by the Subservicer under Section 3.2(a) of the Administration Agreement, the Subservicer has fulfilled its obligations under the Subservicing Agreement in all material respects in the year to which such review applies; and

Attachment C-1

5.           The reports disclose all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the attestation standards established by the American Institute of Certified Public Accountants, as set forth in the Administration Agreement.

Dated:

Name:
Title:

Attachment C-2

ATTACHMENT D

FORM OF ANNUAL CERTIFICATION

Re:  The Subservicing Agreement entered into as of December 31, 2010 (the "Agreement"), by and among SLC, as Servicer and Sallie Mae, Inc., as Subservicer.

I,__________________ , the _____________of  Sallie Mae, Inc. (the Subservicer), certify to the Administrator, on behalf of the Issuer, the Servicer and their respective officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Subservicer provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Subservicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Applicable Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the trust student loans by the Servicer during __________ that were delivered by the Subservicer to the Administrator, on behalf of the Issuer, pursuant to the Agreement (collectively, the "Company Servicing Information");

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Subservicer under the Agreement has been provided to the Administrator, on behalf of the Issuer;

(4)           I am responsible for reviewing the activities performed by the Subservicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Subservicer has fulfilled its obligations under the Agreement in all material respects; and

Attachment D-1

(5)           The Compliance Statement required to be delivered by the Subservicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Subservicer and by any subservicer appointed by the Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Administrator, on behalf of the Issuer. Any material instances of noncompliance described in such reports have been disclosed to the Administrator, on behalf of the Issuer. Any material instance of noncompliance with the Applicable Servicing Criteria has been disclosed in such reports.

Date:
By:
Name:
Title:

Attachment D-2

ATTACHMENT E

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by Sallie Mae, Inc., as the Subservicer, shall address, at a minimum, the criteria identified below (the "Applicable Servicing Criteria"):

Reference	Criteria	Applicability
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the Basic Documents.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the Basic Documents to maintain a back-up servicer for the Subserviced Student Loans are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on Subserviced Student Loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the Basic Documents.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the Basic Documents.
X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with

Attachment E-1

Reference	Criteria	Applicability
respect to commingling of cash) as set forth in the Basic Documents.
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the Basic Documents. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the Basic Documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the Basic Documents.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the Basic Documents and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the Basic Documents; (B) provide information calculated in accordance with the terms specified in the Basic Documents; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of student loans serviced by the Subservicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the Basic Documents.	X

Attachment E-2

Reference	Criteria	Applicability
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Subservicer's investor records, or such other number of days specified in the Basic Documents.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on student loans is maintained as required by the Basic Documents or related student loan documents.	X
1122(d)(4)(ii)	Student loan and related documents are safeguarded as required by the Basic Documents	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the Basic Documents.	X
1122(d)(4)(iv)
Payments on student loans, including any payoffs, made in accordance with the related student loan documents are posted to the Subservicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the Basic Documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.
X
1122(d)(4)(v)	The Subservicer's records regarding the student loans agree with the Subservicer's records with respect to an obligor's unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's student loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the Basic Documents and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the Basic Documents.
X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a student loan is delinquent in	X

Attachment E-3

Reference	Criteria	Applicability

accordance with the Basic Documents. Such records are maintained on at least a monthly basis, or such other period specified in the Basic Documents, and describe the entity's activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for student loans with variable rates are computed based on the related student loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's student loan documents, on at least an annual basis, or such other period specified in the Basic Documents; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the Basic Documents.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Subservicer at least 30 calendar days prior to these dates, or such other number of days specified in the Basic Documents.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Subservicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Subservicer, or such other number of days specified in the Basic Documents.	X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the Basic Documents.	X

Attachment E-4

Reference	Criteria	Applicability
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the Basic Documents.	X

Sallie Mae, Inc., not in its individual capacity but solely as Subservicer

Date:

By:
Name:
Title:

Attachment E-5

ATTACHMENT F

LIMITED POWER OF ATTORNEY

WITNESSETH:

WHEREAS, The Student Loan Corporation, a Delaware corporation (the "Servicer") and Sallie Mae, Inc., a Delaware corporation ("Subservicer"), are parties to the Subservicing Agreement, dated as of December 31, 2010; and

WHEREAS, pursuant to the Subservicing Agreement, the Subservicer will perform substantially all of the obligations and duties with regard to servicing of certain education loans (the "Subserviced Student Loans") as provided therein; and

WHEREAS, in order to carry out its obligations under the Subservicing Agreement with respect to the Subserviced Student Loans, the Subservicer requires the power to perform certain acts, including, but not limited to, execution of promissory notes, assignment of notes to guarantors and filing of responses to bankruptcy notices, in the name of SLC STUDENT LOAN TRUST 2010-1 (the "Issuer").

NOW THEREFORE, the Subservicer and the Issuer and the Owner Trustee agree:

1)           That each of the Issuer and the Owner Trustee do hereby make and appoint Subservicer as its true and lawful attorney-in-fact to do all things necessary to carry out Subservicer's obligations under the Subservicing Agreement with respect to the Subserviced Student Loans, including, but not limited to, the filing of proofs of claim with bankruptcy courts. This instrument shall be construed and interpreted as a limited power of attorney (the "Limited Power of Attorney") and is not to be construed as granting any powers to Subservicer other than those necessary to carry out its obligations under the Subservicing Agreement with respect to the Subserviced Student Loans.

2)           That this Limited Power of Attorney is effective as of [  ] [  ], 20[  ] and shall remain in force and effect until revoked in writing by the Issuer or the Owner Trustee or until the Subservicing Agreement is terminated.  This instrument shall supplement but not replace the powers previously granted to the Subservicer in the Subservicing Agreement.

Attachment F-1

The undersigned, being duly authorized, has executed this Limited Power of Attorney as of [  ] [  ], 20[  ].

SLC STUDENT LOAN TRUST 2010-1, as Issuer

WILMINGTON TRUST COMPANY, as Owner Trustee

By:
Name:
Title:

The undersigned, being duly authorized, accepts the foregoing Limited Power of Attorney for and on behalf of Subservicer, as of [  ] [  ], 20[  ].

Sallie Mae, Inc., as Subservicer

By:
Name:
Title:

Attachment F-2

ATTACHMENT G

RESPONSIBILITIES OF THE SERVICER

The Servicer:

•
Shall (i) execute and deliver all amendments to, consents and other approvals under the Basic Documents to which it is a party (or pursuant to which such consents or approvals of the Servicer may be required from time to time) at the written instruction and direction of the Subservicer and (ii) take such other action reasonably necessary to effect the purposes of this Agreement as the Subservicer may reasonably request in writing, in each case pursuant to Section 2.2(c).

•
Shall not exercise the Clean-Up Call except as directed in writing by the Subservicer and shall, if requested, exercise the Clean-Up Call, on behalf of and for the sole benefit of, the Subservicer pursuant to Section 2.3(a).

•
At the option of the Subservicer, shall accept the Subservicer's delegation to the Sub-Subservicer during the Transition Period of the Subservicer's duties as custodian under the Subservicing Agreement pursuant to the terms and conditions of the Sub-Subservicing Agreement pursuant to Section 3.1.

•
Shall reasonably cooperate with the Subservicer in facilitating the transfer of the Subserviced Student Loan Files from the Custodian to the Subservicer and the Existing Subservicer in accordance with the terms and conditions of the Sub-Subservicing Agreement pursuant to Section 3.1.

•	Shall cooperate with the Subservicer to provide the Subservicer with access to the Subserviced Student Loan Files pursuant to Section 3.4.

•
Shall provide written instructions on or prior to the Effective Date  to the Owner Trustee to furnish the Subservicer (as designee of the Servicer) with any powers of attorney and other documents reasonably necessary or appropriate to enable the Subservicer to carry out its servicing and administrative duties under the Subservicing Agreement.  (Section 4.1)

•
Shall provide written instructions on or prior to the Effective Date to the Issuer and the Owner Trustee to furnish the Subservicer (as designee of the Servicer) with any power of attorney and other documents necessary or appropriate to enable the Subservicer to convey certain documents to Guarantors and to make claims with respect to Guarantee Payments.  (Section 4.2C)

•
Shall provide written instructions to the Issuer and the Owner Trustee to furnish the Subservicer (as designee of the Servicer), with any power of attorney and other documents reasonably necessary or appropriate to enable the Subservicer to prepare and file claims forms and other documents and filings with respect to Interest Subsidy Payments and Special Allowance Payments.  (Section 4.2D)

Attachment G-1

•
Shall accept the Subservicer's delegation to the Sub-Subservicer during the Transition Period of the Subservicer's repurchase and other obligations under Section 4.5A and 4.5B. of the Subservicing Agreement pursuant to the terms and conditions of the Sub-Subservicing Agreement. (Section 4.5B)

•
Subject to the terms of the Depositor Agreement, deliver to the Subservicer any reports or other information (including the Servicer's annual statement of compliance described under Section 7.3 of the Servicing Agreement) required to be provided to the Subservicer to enable the Subservicer to make filings required by the Securities and Exchange Commission. (Section 4.11B)

•
Shall transmit immediately to the Subservicer any payment and any communications received at any time by the Servicer with respect to a Subserviced Student Loan  (including requests or notices of loan cancellation, notices of borrower disqualification, letters, changes in address or status, notices of death or disability, notices of bankruptcy and forms requesting deferment of repayment or forbearance). (Section 4.12A)

•
Subject to the terms of the Depositor Agreement, shall cause the Administrator, on behalf of the Issuer (including any of its assignees or designees) to cooperate with the Subservicer by providing timely notice of requests for information under the provisions of the Subservicing Agreement relating to Regulation AB and by reasonably limiting such requests to information required, in the Issuer's reasonable judgment, to comply with Regulation AB.  (Section 8.1)

•
Subject to the terms of the Depositor Agreement, make all filings and provide any certifications, attestations and similar documents the Servicer is required to make or provide under the Servicing Agreement pursuant to Regulation AB.

Attachment G-2